                                                             Exhibit 23(e)(2)(i)
                                                             -------------------

                                   AGREEMENT

     This AGREEMENT is made as of the 26th day of May, 1998, by and between LM Institutional Fund Advisors I, Inc., a Maryland corporation (the "Corporation"), and Arroyo Seco, Inc., a California corporation (the "Broker").

     WHEREAS, the Corporation has filed a registration statement with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "1933 Act"), and has registered certain of its securities under the provisions of various state securities laws; and

     WHEREAS, the Corporation offers for public sale securities in each series listed on Schedule A hereto (each a "Series"), may offer securities of other series for public sale from time to time, and may offer each Series in one or more classes of shares; and

     WHEREAS, the Broker, a wholly-owned subsidiary of Western Asset Management Company, the investment adviser to certain of the Series, wishes to offer the Corporation's securities for sale to its customers; and

     WHEREAS, the Corporation desires to authorize the Broker to offer the Corporation's securities for sale, subject to certain terms and conditions set forth in this Agreement, and without any payment by the Corporation;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

     1. The Broker is hereby authorized to offer to its customers the securities of the Corporation (the "Shares") for sale. Any such offer or sale shall comply in full with the terms set forth in the then effective Prospectus or Statement of Additional Information of the Corporation or the applicable Series. The Broker shall comply with all applicable federal and state laws, and rules promulgated by self-regulatory organizations. The Corporation shall not make any payment to the Broker in connection with the offer or sale of Shares or any other service provided hereunder.

     2. The public offering price of the Shares shall be the net asset value per share (as determined by the Corporation) of the outstanding Shares of the relevant class of the Series. The Broker shall not collect any commission or other fee in connection with the offer or sale of the Shares.

     3. The Broker shall transmit any funds received from the Broker's customers to the Corporation's transfer agent by wire transfer no later than the next business day following placement of an order to purchase Shares.

     4. In connection with sales and offers of Shares, the Broker shall give only such information and make only such statements or representations as are contained in the Prospectus, Statement of Additional Information, or in information furnished in writing to the Broker by the Corporation, and the Corporation shall not be responsible in any way for any other information, statements or representations given or made by the Broker or its representatives or agent. As used in this Agreement, the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus and statement of additional information filed by the Corporation with the Securities and Exchange Commission as part of its registration statement or otherwise under the 1940 Act and the 1933 Act, as amended from time to time ("Registration Statement").

     5. The Broker will only place purchase orders for Shares registered under the 1940 Act and the 1933 Act, and qualified (or exempt from qualification requirements) for sale in the state where the customer resides. The Corporation shall advise the Broker immediately if any such registration or qualification is terminated or suspended.

     6. The Corporation reserves the right at any time to withdraw all offerings of the Shares or any or all Series by written notice to the Broker at its principal office.

     7. The Broker agrees to act as agent for the Corporation to receive and transmit promptly to the Corporation's transfer agent requests for redemption of Shares.

     8. The Corporation agrees to set forth in its Prospectus the name of the Broker and a telephone number provided by the Broker, and therein to indicate that the Broker will sell Shares of the Corporation at no additional cost to the prospective shareholder.

     9. The Corporation shall at its own expense provide all customers of the Broker who become shareholders in the Corporation all materials provided to all shareholders of record in the Corporation, including without limitation annual reports and updated Prospectuses.

    10. The Broker shall maintain records of expenditures separate and apart from those of Western Asset Management Company. The Corporation shall be entitled to examine such records at any time, or from time to time, for the purpose of excluding such expenditures from any determination of the fees to be paid by the Corporation to Western Asset Management Company for investment advisory services.

    11. The Broker is an independent contractor and shall be an agent for the Corporation only in respect to the sale and redemption of the Shares.

    12. The services of the Broker to the Corporation under this Agreement are not to be deemed exclusive. The Broker shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby. The Corporation shall be free, in its sole discretion, to distribute its own Shares to prospective investors, to make agreements with other broker-dealers with respect to distribution of Shares, and to repurchase its Shares from investors, without utilizing or notifying the Broker.

    13. The Corporation is responsible for (i) the compliance of each Prospectus, or other material provided by the Corporation to the Broker for distribution to its customers, will all applicable laws, rules and regulations,
(ii) the registration or qualification of all Shares under all applicable federal and state laws, except to the extent the failure to so comply by the Corporation is caused by the Broker's failure to comply with applicable laws, rules and regulations or its failure to satisfy applicable terms of this Agreement.

    14. Subject to paragraphs 15, 16 and 17 below, this Agreement shall remain in effect for one year from the date of its execution and from year to year thereafter.

    15. This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time with respect to some or all of the Series without the payment of any penalty by the Corporation or by the Broker on sixty (60) days' written notice to the other party. The Corporation may effect such termination by action of its executive officers or by a vote of (i) a majority of its directors, (ii) a majority of its directors who are not interested persons of the Corporation and who have no direct or indirect financial interest in the operation of this Agreement or any agreement between the Corporation and Western Asset Management Company (the "Disinterested Directors"), or (iii) a majority of the outstanding voting securities of the Corporation or the relevant Series, as the case may be.

    16. This Agreement shall be submitted for approval to the Corporation's Board of Directors at least annually and shall continue in effect only so long as specifically approved at least annually (i) by a majority vote of the Corporation's Board of Directors, and (ii) by a vote of the majority of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such approval.

    17. The effectiveness of this Agreement is specifically conditioned on the
Broker: (i) being accepted for Membership into the National Association of Securities Dealers, Inc. ("NASD"), and (ii) registering as a broker or dealer in no less than twenty (20) states or territories. In the event that the Broker's membership in the NASD is suspended or terminated, or if the Broker shall be registered at any time in fewer than twenty (20) states or territories, this Agreement shall automatically terminate upon the occurrence of such event.

    18. As used in this Agreement, the terms "assignment", "interested persons", and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunder duly authorized as of the date first set forth above.

Attest:                       LM INSTITUTIONAL FUND ADVISOR I, INC.

By:                           By:
    ---------------------         ------------------------------------

Attest:                       ARROYO SECO, INC.

By:                           By:
    ---------------------         ------------------------------------

                                  SCHEDULE A

Series of LM INSTITUTIONAL FUND ADVISORS I, INC.
to which Agreement Applies

Portfolio and Class*                                      Date Subject to Agreement
--------------------                                      -------------------------
Western Asset Core Portfolio                                    May 26, 1998
Western Asset Core Plus Portfolio                               May 26, 1998
Western Asset Non-U.S. Fixed Income Portfolio                   May 26, 1998
Western Asset Intermediate Portfolio                            May 26, 1998
Western Asset Intermediate Plus Portfolio                       May 26, 1998
Western Asset Limited Duration Portfolio                        May 26, 1998
Western Asset Enhanced Equity Portfolio                         May 26, 1998
Western Asset Money Market Portfolio                            May 26, 1998
Western Asset U.S. Government Money Market Portfolio            May 26, 1998
Western Asset High Yield Portfolio                              May 26, 1998
Western Asset Global Strategic Income Portfolio                 May 26, 1998
International Securities Portfolio                              May 26, 1998

*Unless otherwise indicated, each Portfolio listed includes all Classes offered by that Portfolio. Each Portfolio, other than the International Securities Portfolio, is authorized to be issued in two classes, the Institutional Class and the Financial Intermediary Class.